QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.22

CONSENT OF McDONALD INVESTMENTS, INC.

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our fairness opinion dated July 13, 2003, to the OfficeMax, Inc. Board of Directors. Our consent should not be construed as an admission that this firm is a person from whom a consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/  McDonald Investments Inc.
McDONALD INVESTMENTS INC.

Cleveland, Ohio
November 3, 2003

QuickLinks

  Exhibit 99.22
CONSENT OF McDONALD INVESTMENTS, INC.